SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          ----------------------

                                 FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                       PTM PUBLICATIONS INCORPORATED
-----------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

         Nevada                                         20-3936186
---------------------------                       ----------------------
(State of incorporation or                          (I.R.S. Employer
       organization)                             Identification Number)

     E-2-14 Block E, Plaza Damas
    Jalan Hartamas 1, Sri Hartamas
       Kuala Lumpur, Malaysia                              50480
---------------------------------------------     ----------------------
  (Address of principal executive offices)              (Zip Code)
    executive offices)

                  SECURITIES TO BE REGISTERED PURSUANT TO
                         SECTION 12(b) OF THE ACT:

Title of each class                        Name of each exchange on which
to be registered                           each class is to be registered
-------------------                        ------------------------------
      None


                  SEC Registration File No. 333-133575
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Securities Act registration statement file number to which this form relates


                 SECURITIES TO BE REGISTERED PURSUANT TO
                        SECTION 12(g) OF THE ACT:

                 Common Stock, par value $.001 per share
                 ---------------------------------------
                             Title of Class

Item 1.  Description of Registrant's Securities to be Registered.

A complete description of the Registrant's Common Stock, as well as details of any anti-takeover provisions in the charter and by-laws of the Registrant are included under the caption "Description of Securities" set forth in the Prospectus contained in the Registration Statement on Form SB-2 of the Registrant (Registration No. 333-133575, filed with the Securities and Exchange Commission on April 27, 2006 (the "Original Filing"), as further amended from time to time (collectively, the "Registration Statement") are incorporated herein by reference.

Item 2.  Exhibits.

     3.1 Articles of incorporation of eRgistrant (incorporated by reference herein from Exhibit 3.1 to Form SB-2, Registration No. 333-133575)

     3.2 By-laws of Registrant (incorporated by reference herein from Exhibit 3.2 to Form SB-2, Registration No. 333-133575)

     4  Specimen stock certificate


                                   SIGNATURE
                                   ---------
         Pursuant to the requirements of Section 12 of the Securities ExchangeAct of 1934, as amended, the Registrant has duly caused this RegistrationStatement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 PTM PUBLICATIONS INCORPORATED, Registrant

May 16, 2006                      /s/ Jasmin Bin Omar Jayaseelan
                                  -------------------------------------
                              By: Jasmin Bin Omar Jayaseelan, CEO,
                                  President, CEO, Principal Executive
                                  Officer and Chairman of the Board

May 16, 2006                      /s/ Cheryl Lim Phaik Suan
                                  -------------------------------------
                              By: Cheryl Lim Phaik Suan, Treasurer, CFO,
                                  Principal Accounting Officer and Director

May 16, 2006                      /s/ Jefferi Bin Omar Jayaseelan
                                  -------------------------------------
                              By: Jefferi Bin Omar Jayaseelan, Secretary
                                  and Director